UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2024

Laird Superfood, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (541) 588-3600

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan Amendment

As described below under Item 5.07 of this Current Report on Form 8-K, on June 27, 2024, at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Laird Superfood, Inc. (the “Company”), stockholders approved an amendment to the Company’s 2020 Omnibus Incentive Plan (the “Incentive Plan”) to (i) increase the number of shares that may be issued under the Incentive Plan from 2,463,258 shares to 4,000,000 shares, (ii) extend the term of the Incentive Plan to May 7, 2034, and (iii) modify the Incentive Plan’s “evergreen” provision, by extending such provision an additional four years so that the last increase pursuant to the evergreen provision will be made on January 1, 2034, rather than January 1, 2030 (the “Incentive Plan Amendment”). As a result, the Incentive Plan Amendment became effective on June 27, 2024. A description of the Incentive Plan Amendment and the material terms of the Incentive Plan are included under the heading “Proposal 2: Approval of Incentive Plan Amendment” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 15, 2024 (the “Proxy Statement”). Such description is qualified in its entirety by reference to the full text of the Incentive Plan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of General Counsel and Secretary

As previously disclosed, on May 28, 2024, Mr. Steve Richie notified the Company of his intention to retire as General Counsel and Secretary of the Company. The Company and Mr. Richie mutually agreed that Mr. Richie's resignation will be effective as of July 8, 2024.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 27, 2024, the Company held its Annual Meeting. The total number of shares of the Company’s common stock, par value $0.001 per share, voted in person or by proxy at the Annual Meeting was 6,565,796, representing approximately 68.31% of the 9,611,544 shares issued and outstanding and entitled to vote at the Annual Meeting and constituting a quorum. The voting results on the matters submitted to the Company's stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of (i) Geoffrey T. Barker, (ii) Patrick Gaston, (iii) Greg Graves, (iv) Laird Hamilton, (v) Grant LaMontagne, (vi) Maile Naylor and (vi) Jason Vieth to the Company’s Board of Directors, each to serve for a one-year term until the annual meeting of stockholders to be held in 2025.

Name	For	Withheld	Broker Non-Votes
Geoffrey T. Barker	3,033,510	8,775	3,523,511
Maile Naylor	2,820,655	221,630	3,523,511
Patrick Gaston	2,820,841	221,444	3,523,511
Greg Graves	2,918,646	123,639	3,523,511
Laird Hamilton	3,036,199	6,086	3,523,511
Grant LaMontagne	2,819,832	222,453	3,523,511
Jason Vieth	3,035,867	6,418	3,523,511

Proposal 2 – Approval of the Incentive Plan Amendment.

For	Against	Abstain	Broker Non-Votes
2,506,353	528,035	7,897	3,523,511

Proposal 3 – Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain	Broker Non-Votes
6,416,619	93,642	55,535	-

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Laird Superfood, Inc. 2020 Omnibus Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2024	Laird Superfood, Inc.

	By:	/s/ Anya Hamill
	Name:	Anya Hamill
	Title:	Chief Financial Officer